Exhibit 99.1

PRESS RELEASE
Nov. 4, 2026

Adient reports fourth quarter and full-year 2026 results, including full-year FCF of $222M

Provides FY 2027 outlook

- Q4 GAAP net loss and EPS diluted of ($47M) and ($0.62), respectively; Q4 Adj. net income of $40M and Adj.-EPS diluted of $0.52, respectively
- Q4 Adj.-EBITDA of $229M; Adj.-EBITDA margin of 6.1%
- For the full year FY 2026, Adient generated $222M of FCF and returned $100M to shareholders via share repurchases, representing ~6% of shares outstanding at beginning of the fiscal year
- The company repurchased $45M of its shares in the quarter, retiring an additional ~2.3M shares
- The company paid down $35M of notes and refinanced 7% senior secured notes through a $500M add-on to its Term Loan B, further strengthening its balance sheet during the quarter
- Gross debt and net debt totaled ~$2.4B and ~$1.5B, respectively, at September 30, 2026; cash and cash equivalents of $886M at September 30, 2026
- Looking ahead to FY 2027, positive business performance expected to drive modest Adj.-EBITDA improvement and margin expansion despite slightly lower revenue

FOURTH QUARTER 2026 FINANCIAL RESULTS

	REVENUE	EBIT	NET INCOME/(LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$3,730M**	**$44M**	**$(47)M**	**$(0.62)**
vs. Q4 2025	1%	(63)%	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$146M	$229M	$40M	$0.52
vs. Q4 2025	3%	1%	(5)%	-%

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

FULL-YEAR 2026 FINANCIAL RESULTS

	REVENUE	EBIT	NET INCOME/(LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$15,168M**	**$375M**	**$(17)M**	**$(0.22)**
vs. FY 2025	4%	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$564M**	**$884M**	**$147M**	**$1.87**
vs. FY 2025	(1)%	-%	(9%)	(3%)

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

"Fiscal 2026 demonstrated the resilience of our business and the strength of our team's execution in a dynamic production environment. We grew revenue, held adjusted EBITDA steady and made meaningful progress in the areas within our control. As we enter fiscal 2027, our priorities remain clear: execute our operating plans, improve margins and deliver for our customers."

— Jerome Dorlack, President and Chief Executive Officer

FY26 EXECUTION: WINNING BUSINESS AND BUILDING OPERATIONAL STRENGTH

Adient's FY26 results reflect disciplined execution across the business. Revenue increased 4% to $15.2B and Adj.-EBITDA held steady at $884M amid industry and macroeconomic headwinds, while a sharp focus on cash supported strong free cash flow generation. Customer awards in every region reinforced our Supplier of Choice status during the year, and we secured additional onshoring and conquest business. Commercializing innovation, investments in automation, and modular solutions for our customers drove new product wins. Regionally, we outgrew the market in the Americas and China on a consolidated basis, realized restructuring benefits in EMEA and delivered continued strength in Asia ex. China, while mitigating margin compression in China and actively managing our joint venture footprint.

STRONG FREE CASH FLOW SUPPORTS BALANCED CAPITAL ALLOCATION AND GREATER FINANCIAL FLEXIBILITY

Adient generated $222M of free cash flow in FY26, up 9% year over year, supporting a disciplined and balanced approach to capital allocation. During the year, the company returned $100M to shareholders through share repurchases and paid down $35M of 8.25% notes. Adient also refinanced its 7% senior secured notes with a $500M add-on to its Term Loan B, extending maturities and further enhancing balance sheet flexibility. Following quarter end, the Board approved an extended $400M share repurchase authorization, reflecting confidence in the company's free cash flow generation and operational execution.

LOOKING FORWARD: FOCUSED ON PERFORMANCE AND SHAREHOLDER VALUE

In FY27, Adient expects operational improvements to support higher Adj.-EBITDA and margin expansion despite slightly lower revenue. Our priorities remain focused on strengthening the business and creating long-term shareholder value:

- **Improve profitability.** Drive productivity, commercial recoveries and cost discipline, supported by restructuring and footprint actions.
- **Execute for our customers.** Deliver successful program launches and invest selectively in core seating products, innovation and automation to support future growth and efficiency.
- **Maintain financial flexibility.** Focus on cash generation and balanced capital allocation while preserving the capacity to invest through changing market conditions.
- **Return capital with discipline.** Execute planned FY27 share repurchases, with timing guided by market conditions and compelling valuations.

"Free cash flow increased 9% in fiscal 2026, giving us the flexibility to invest in the business, reduce debt and return $100 million to shareholders through share repurchases. We also took steps to extend our debt maturities and enhance balance sheet flexibility. Looking ahead, we will remain disciplined in managing costs, converting earnings to cash and allocating capital to support the business while creating value for shareholders."

— Mark A. Oswald, Executive Vice President and Chief Financial Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

	Americas		EMEA		Asia	
	FY 2026	FY 2025	FY 2026	FY 2025	FY 2026	FY 2025
FY	**$399M**	$402M	**$125M**	$124M	**$450M**	$440M
	Q4 2026	Q4 2025	Q4 2026	Q4 2025	Q4 2026	Q4 2025
Q4	**$85M**	$111M	**$32M**	$31M	**$136M**	$106M

Americas: For FY26, business performance was impacted by Middle East conflict-related headwinds during the year, which were partially offset by favorable pricing and commercial discipline.

EMEA: For FY26, business performance was a tailwind y-o-y due to restructuring benefits and favorable pricing and commercial actions, which were partially impacted by Middle East conflict-related headwinds. Volume/mix continued to be a challenge due to lower y-o-y customer volumes and unfavorable customer mix during the year.

Asia: For the year, business performance was a tailwind due to improved material margin, as well as SG&A improvements y-o-y. Volume/mix was unfavorable due to modest margin pressure on expected portfolio mix evolution and near-term softness driven by the Middle East conflict.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q4 2026	Q4 2025	FY 2026	FY 2025
OPERATING CASH FLOW	**$167M**	$213M	**$533M**	$449M
CAPITAL EXPENDITURES	**$(106)M**	$(79)M	**$(311)M**	$(245)M
FREE CASH FLOW	**$61M**	$134M	**$222M**	$204M

	9/30/26	9/30/25
CASH & CASH EQUIVALENTS	**$886M**	**$958M**
TOTAL DEBT	**$2,352M**	**$2,397M**
NET DEBT	**$1,466M**	**$1,439M**

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q4 KEY OPERATING METRICS

		Q4 2026	Q4 2025	
SALES	CONSOLIDATED	**$3,730M**	$3,688M	Q4FY26 revenues up ~1 %, primarily due to higher customer volumes
SALES	UNCONSOLIDATED	**$724M**	$869M	Y-O-Y revenues down ~17 % primarily related to reduced demand on ICE vehicle platforms and softer consumer demand in China, with modest impact from Middle East-related disruptions
	EQUITY INCOME *as adjusted**	**$20M** *$20M*	$8M *$8M*	Q4FY26 equity income was up vs. prior year due to favorable business performance in certain China joint ventures
	INTEREST EXPENSE *as adjusted**	**$62M** *$47M*	$49M *$49M*	In line with internal expectations given Adient's debt and cash position
	INCOME TAX EXPENSE *as adjusted**	**$18M** *$30M*	$26M *$30M*	Decrease in GAAP tax expense primarily related to tax adjustments discrete to each quarter; in-line with internal expectations given geography of earnings and valuation allowances in certain jurisdictions.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY 2027 OUTLOOK

Consolidated sales	**~$14.8B - $15.0B**	Revenue expected in the $14.8B - $15.0B range, driven by lower expected production volumes in the Americas and EMEA, with continued outgrowth in Asia
Adj.-EBITDA	**~$900M - $925M**	Adj.-EBITDA is expected to be in the $900M - $925M range, with business performance expected to more than offset volume and FX headwinds
Equity income (included in Adj.-EBITDA)	**~$70M - $75M**	Equity income expected to be broadly in line with FY26
Interest expense	**~$180M - $185M**	Interest expense forecast at ~$180M - $185M range based on the company's debt and cash position (cash interest also expected ~$180M - $185M range)
Cash taxes	**~$105M - $115M**	Cash taxes forecast lower y-o-y in the ~$105M - $115M range, reflecting non-recurrence of a one-time FY26 cash tax settlement
Capital expenditures	**~$300M - $325M**	Capital expenditures modestly higher y-o-y primarily driven by customer launch plans and targeted innovation and automation investments
Free cash flow	**~$100M+**	Free cash flow forecast in the ~$100M+ range, reflecting timing of FY26 pull-ahead actions as well as unfavorable impact from dividend timing

Reconciliations of non-GAAP measures related to FY 2027 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Linda Conrad
Vice President, FP&A and Investor Relations
+1 734 254 3998
linda.conrad@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With more than 65,000 employees in 27 countries, Adient operates ~190 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. We take our products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the effects of local and national economic, credit and capital market conditions (including the persistence of high interest rates, vehicle affordability and volatile currency exchange rates) on the global economy, increased competitive pressures in the EMEA and Asia regions from Chinese OEMs, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, automotive vehicle production levels, mix and schedules, as well as the concentration of exposure to certain automotive manufacturers particularly new entrants in the China market, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, risks associated with Adient’s joint ventures, volatile energy markets, Adient’s ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by Adient’s customers for the manufacture of vehicles), risks associated with warranty and product recall and product liability exposures, geopolitical uncertainties such as the Middle East and Ukraine conflicts and the impact on the regional and global economies and additional pressure on commodities, supply chain and vehicle production, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to successfully identify suitable opportunities for organic investment and/or acquisitions and to integrate such investments and/or acquisitions, work stoppages, including due to strikes, supply chain disruptions and similar events, wage inflationary pressures due to labor shortages and new labor negotiations, the ability of Adient to execute its restructuring plans and achieve the desired benefit, the ability of Adient to meet debt service requirements and terms of future financing, the impact of global tax reform legislation, the impact of more aggressive positions taken by tax authorities, potential adjustment of the value of deferred tax assets, global climate change and related emphasis on sustainability matters by various stakeholders, and the ability of Adient to achieve its sustainability-related goals, cancellation of, or changes to, commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 18, 2025, in Adient’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY 2027 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. This document also contains the key performance indicator of business performance, which is defined as the difference in period-over-period Adjusted EBITDA excluding production volume/mix, equity income, foreign exchange and net commodity pricing. Management believes this key performance indicator encompasses the significant drivers of the performance of the business that are within management’s ability to influence and may assist investors in evaluating Adient’s on-going operations and provide important supplemental information regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider this key performance indicator as an alternative to our GAAP financial results.

Appendix

Adient plc
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2026	2025	2026	2025
Net sales	$3,730	$3,688	$15,168	$14,535
Cost of sales	3,481	3,441	14,210	13,574
Gross profit	249	247	958	961
Selling, general and administrative expenses	151	124	555	522
Restructuring and impairment costs	74	11	108	392
Equity income	20	8	80	68
Earnings before interest and income taxes	44	120	375	115
Net financing charges	62	49	206	193
Other pension expense (income)	(16)	7	(11)	10
Income (loss) before income taxes	(2)	64	180	(88)
Income tax expense	18	26	115	103
Net income (loss)	(20)	38	65	(191)
Income attributable to noncontrolling interests	27	20	82	90
Net income (loss) attributable to Adient	$(47)	$18	$(17)	$(281)

Diluted earnings (loss) per share	$(0.62)	$0.22	$(0.22)	$(3.39)

Shares outstanding at period end	74.8	79.2	74.8	79.2
Diluted weighted average shares	76.1	81.3	77.8	83.0

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	September 30,
(in millions)	2026	2025
Assets
Cash and cash equivalents	$886	$958
Accounts receivable - net	1,975	1,873
Inventories	690	695
Other current assets	495	607
Current assets	4,046	4,133

Property, plant and equipment - net	1,401	1,409
Goodwill	1,808	1,807
Other intangible assets - net	290	319
Investments in partially-owned affiliates	267	276
Assets held for sale	20	9
Other noncurrent assets	986	1,001
Total assets	$8,818	$8,954

Liabilities and Shareholders' Equity
Short-term debt	$14	$11
Accounts payable and accrued expenses	3,058	2,942
Other current liabilities	656	734
Current liabilities	3,728	3,687

Long-term debt	2,338	2,386
Other noncurrent liabilities	737	723
Redeemable noncontrolling interests	88	95
Shareholders' equity attributable to Adient	1,634	1,766
Noncontrolling interests	293	297
Total liabilities and shareholders' equity	$8,818	$8,954

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Operating Activities
Net income (loss) attributable to Adient	$(47)	$18	$(17)	$(281)
Income attributable to noncontrolling interests	27	20	82	90
Net income (loss)	(20)	38	65	(191)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	75	72	286	279
Amortization of intangibles	12	11	47	46
Pension and postretirement benefit expense (income)	(9)	9	1	16
Pension and postretirement contributions, net	(2)	(3)	(18)	(18)
Equity in earnings of partially-owned affiliates, net of dividends received	11	20	29	36
Gain on sale / impairment of nonconsolidated partially owned affiliate	—	—	—	(4)
Premium paid on repurchase of debt	10	—	10	—
Deferred income taxes	2	(29)	(14)	(28)
Non-cash impairment charge	—	(2)	—	341
Equity-based compensation	8	12	34	32
Other	4	(12)	7	(15)
Changes in assets and liabilities:
Receivables	(85)	(49)	(140)	31
Inventories	37	31	(4)	75
Other assets	143	16	180	(121)
Accounts payable and accrued liabilities	(13)	65	47	(69)
Accrued income taxes	(6)	34	3	39
Cash provided by operating activities	167	213	533	449
Investing Activities
Capital expenditures	(106)	(79)	(311)	(245)
Sale of property, plant and equipment	—	18	8	34
Settlement of derivatives	—	—	3	—
Acquisition of businesses, net of cash acquired	(7)	—	(11)	—
Business divestitures	—	—	—	27
Changes in long-term investments	—	—	(6)	(3)
Other	—	2	(1)	1
Cash used by investing activities	(113)	(59)	(318)	(186)
Financing Activities
Drawdown of ABL revolver and other bank borrowings	—	2	153	2
Repayment of ABL revolver and other bank borrowings	—	—	(155)	(1)
Issuance of long-term debt	500	—	500	795
Repayment of long-term debt, including premium paid	(549)	(2)	(556)	(803)
Debt financing costs	(5)	—	(12)	(13)
Share repurchases	(45)	(50)	(100)	(125)
Cash paid to acquire a noncontrolling interest	—	—	—	(28)
Dividends paid to noncontrolling interests	(5)	(4)	(92)	(90)
Other	—	(1)	(5)	(4)
Cash used by financing activities	(104)	(55)	(267)	(267)
Effect of exchange rate changes on cash and cash equivalents	12	(1)	(20)	17
Increase (decrease) in cash and cash equivalents	$(38)	$98	$(72)	$13

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, the Middle East and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income (loss) before income taxes and noncontrolling interests, excluding net financing charges, restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

(in millions)	Three months ended September 30, 2026
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,915	$1,054	$785	$(24)	$3,730
Adjusted EBITDA	$85	$32	$136	$(24)	$229
Adjusted EBITDA margin	4.4%	3.0%	17.3%	N/A	6.1%

	Three months ended September 30, 2025
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,786	$1,145	$783	$(26)	$3,688
Adjusted EBITDA	$111	$31	$106	$(22)	$226
Adjusted EBITDA margin	6.2%	2.7%	13.5%	N/A	6.1%

(in millions)	Twelve months ended September 30, 2026
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$7,369	$4,742	$3,148	$(91)	$15,168
Adjusted EBITDA	$399	$125	$450	$(90)	$884
Adjusted EBITDA margin	5.4%	2.6%	14.3%	N/A	5.8%

	Twelve months ended September 30, 2025
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$6,856	$4,773	$2,983	$(77)	$14,535
Adjusted EBITDA	$402	$124	$440	$(85)	$881
Adjusted EBITDA margin	5.9%	2.6%	14.8%	N/A	6.1%

Appendix

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Adjusted EBITDA
Americas	$85	$111	$399	$402
EMEA	32	31	125	124
Asia	136	106	450	440
Subtotal	253	248	974	966
Corporate-related costs (1)	(24)	(22)	(90)	(85)
Restructuring and impairment costs (2)	(74)	(11)	(108)	(392)
Purchase accounting amortization (3)	(12)	(12)	(47)	(47)
Restructuring related activities (4)	(9)	2	(30)	(11)
Equity based compensation	(8)	(12)	(34)	(32)
Depreciation	(75)	(72)	(286)	(279)
Gain on disposal transactions (5)	—	—	—	4
Other items (6)	(7)	(1)	(4)	(9)
Earnings before interest and income taxes	44	120	375	115
Net financing charges	(62)	(49)	(206)	(193)
Other pension income (expense)	16	(7)	11	(10)
Income (loss) before income taxes	$(2)	$64	$180	$(88)

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2026	2025	2026	2025
Income available to shareholders
Net income (loss) attributable to Adient	$(47)	$18	$(17)	$(281)

Weighted average shares outstanding
Basic weighted average shares outstanding	76.1	80.3	77.8	83.0
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	1.0	—	—
Diluted weighted average shares outstanding	76.1	81.3	77.8	83.0

Appendix

3. Non-GAAP Measures

Adjusted EBIT, adjusted EBIT margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to Adient, adjusted effective tax rate, adjusted earnings per share, adjusted equity income, adjusted interest expense, free cash flow, net debt, and net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented in the corresponding tables that follow the definitions below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

(a)	Adjusted EBIT is defined as income (loss) before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
(b)	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and equity based compensation. Certain corporate-related costs are not allocated to the business segments in determining adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
(c)	Adjusted net income attributable to Adient is defined as net income (loss) attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
(d)	Adjusted income tax expense (benefit) is defined as income tax expense adjusted for the tax effect of the adjustments to income before income taxes and other discrete tax changes/benefits. Adjusted effective tax rate is defined as adjusted income tax expense (benefit) as a percentage of adjusted income before income taxes.
(e)	Adjusted diluted earnings per share is defined as adjusted net income (loss) attributable to Adient divided by diluted weighted average shares.
(f)	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or non-recurring items impacting equity income.
(g)	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
(h)	Free cash flow is defined as cash provided by operating activities less capital expenditures.
(i)	Net debt is calculated as total debt (short-term and long-term) less cash and cash equivalents.
(j)	Net leverage ratio is calculated as net debt divided by adjusted EBITDA for the last four quarters.

Appendix

Reconciliations of non-GAAP measures to their closest US GAAP equivalent:

(a) & (b) Adjusted EBIT and Adjusted EBITDA

The following table reconciles net income (loss) to EBIT, adjusted EBIT and adjusted EBITDA:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net income (loss)	$(20)	$38	$65	$(191)
Net financing charges	62	49	206	193
Other pension expense (income)	(16)	7	(11)	10
Income tax expense	18	26	115	103
Earnings before interest and income taxes (EBIT)	$44	$120	$375	$115
EBIT adjustments:
Restructuring and impairment charges (2)	74	11	108	392
Purchase accounting amortization (3)	12	12	47	47
Restructuring related activities (4)	9	(2)	30	11
Gain on disposal transactions (5)	—	—	—	(4)
Other items (6)	7	1	4	9
EBIT adjustments total	102	22	189	455
Adjusted EBIT	$146	$142	$564	$570
EBITDA adjustments:
Depreciation	75	72	286	279
Equity based compensation	8	12	34	32
Adjusted EBITDA	$229	$226	$884	$881

Net sales	$3,730	$3,688	$15,168	$14,535
Net income (loss) as % of net sales	(0.5)%	1.0%	0.4%	(1.3)%
EBIT as % of net sales	1.2%	3.3%	2.5%	0.8%
Adjusted EBIT as % of net sales	3.9%	3.9%	3.7%	3.9%
Adjusted EBITDA as % of net sales	6.1%	6.1%	5.8%	6.1%

Refer to the Footnote Addendum for footnote explanations.

Appendix

(c) Adjusted net income attributable to Adient

The following table reconciles net income (loss) attributable to Adient to adjusted net income attributable to Adient:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net income (loss) attributable to Adient	$(47)	$18	$(17)	$(281)
Net income adjustments:
EBIT adjustments total - see table (a) & (b)	102	22	189	455
Tax impact of EBIT adjustments and other tax items - see table (d)	(12)	(4)	(19)	(16)
Pension mark-to-market & settlement loss (gain)	(17)	7	(15)	7
Fees paid on Term Loan B modifications	2	—	2	—
Premium paid on repurchase of debt	10	—	10	—
Write off of deferred financing costs upon repurchase of debt	3	—	3	2
Impact of adjustments on noncontrolling interests (7)	(1)	(1)	(6)	(6)
Net income (loss) adjustments total	87	24	164	442
Adjusted net income attributable to Adient	$40	$42	$147	$161

Refer to the Footnote Addendum for footnote explanations.

(d) Adjusted income tax expense and effective tax rate

The following tables reconcile income (loss) before income taxes to adjusted income before income taxes, income tax expense (benefit) to adjusted income tax expense (benefit) and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended September 30,
	2026			2025
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$(2)	$18	nm	$64	$26	40.6%
Adjustments
EBIT adjustments - see table (a) & (b)	102	16	15.7%	22	3	13.6%
Premium paid on repurchase of debt	10	—	—%	—	—	nm
Write off of deferred financing charges upon repurchase of debt	3	—	—%	—	—	nm
Fees paid on Term Loan B modifications	2	—	—%	—	—	nm
Pension mark-to-market & settlement loss	(17)	—	—%	7	4	57.1%
UTP establishments and interest	—	(5)	nm	—	(4)	nm
Tax audit closures and statute expirations	—	—	nm	—	2	nm
FX remeasurements of tax balances	—	(2)	nm	—	1	nm
Other	—	3	nm	—	(2)	nm
Subtotal of adjustments	100	12	12.0%	29	4	13.8%
As adjusted	$98	$30	30.6%	$93	$30	32.3%

Appendix

	Twelve months ended September 30,
	2026			2025
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$180	$115	63.9%	$(88)	$103	nm
Adjustments
EBIT adjustments - see table (a) & (b)	189	24	12.7%	455	23	5.1%
Premium paid on repurchase of debt	10	—	—%	—	—	nm
Write off of deferred financing charges upon repurchase of debt	3	—	—%	2	—	—%
Fees paid on Term Loan B modifications	2	—	—%	—	—	nm
Pension mark-to-market & settlement loss	(15)	—	—%	7	4	57.1%
NOL DTA adjustments	—	—	nm	—	(19)	nm
UTP establishments and interest	—	(34)	nm	—	(17)	nm
Tax audit closures and statute expirations	—	12	nm	—	25	nm
Intellectual property rights transfer	—	11	nm	—	—	nm
FX remeasurements of tax balances	—	2	nm	—	4	nm
Other	—	4	nm	—	(4)	nm
Subtotal of adjustments	189	19	10.1%	464	16	3.4%
As adjusted	$369	$134	36.3%	$376	$119	31.6%

(e) Adjusted diluted earnings per share

The following table shows the calculation of diluted earnings per share on an adjusted basis:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2026	2025	2026	2025
Numerator:
Adjusted net income attributable to Adient - see table (c)	$40	$42	$147	$161

Denominator:
Basic weighted average shares outstanding	76.1	80.3	77.8	83.0
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	1.3	1.0	1.0	0.4
Diluted weighted average shares outstanding	77.4	81.3	78.8	83.4

Adjusted diluted earnings per share	$0.52	$0.52	$1.87	$1.93

Appendix

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share (see table (c) for corresponding dollar amounts):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2026	2025	2026	2025
Diluted earnings (loss) per share as reported	$(0.62)	$0.22	$(0.22)	$(3.39)
EBIT adjustments total	1.33	0.27	2.40	5.47
Tax impact of EBIT adjustments and other tax items	(0.16)	(0.05)	(0.24)	(0.18)
Pension mark-to-market & settlement loss	(0.22)	0.09	(0.19)	0.08
Fees paid on Term Loan B modifications	0.03	—	0.03	—
Premium paid on repurchase of debt	0.13	—	0.13	—
Write off of deferred financing costs upon repurchase of debt	0.04	—	0.04	0.02
Impact of adjustments on noncontrolling interests	(0.01)	(0.01)	(0.08)	(0.07)
Adjusted diluted earnings per share	$0.52	$0.52	$1.87	$1.93

(f) Adjusted equity income

The following table reconciles equity income to adjusted equity income:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Equity income	$20	$8	$80	$68
Equity income adjustments:
Gain on disposal transactions (5)	—	—	—	(4)
Restructuring charges at an affiliate	—	(1)	3	5
Purchase accounting amortization and other	—	1	—	2
Equity income adjustments total	—	—	3	3
Adjusted equity income	$20	$8	$83	$71

(g) Adjusted interest expense

The following table reconciles net financing charges to adjusted net financing charges:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net financing charges	$62	$49	$206	$193
Interest expense adjustments:
Premium paid on repurchase of debt	(10)	—	(10)	—
Write off of deferred financing costs upon repurchase of debt	(3)	—	(3)	(2)
Fees paid on Term Loan B modifications	(2)	—	(2)	—
Interest expense adjustments total	(15)	—	(15)	(2)
Adjusted net financing charges	$47	$49	$191	$191

Appendix

(h) Free cash flow

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Operating cash flow	$167	$213	$533	$449
Capital expenditures	(106)	(79)	(311)	(245)
Free cash flow **	61	134	222	204

** Free cash flows for the twelve months ended September 30, 2026 and 2025 exclude dividends paid to noncontrolling interests of $92 million and $90 million, respectively.

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Adjusted EBITDA	$229	$226	$884	$881
Adjusted equity income	(20)	(8)	(83)	(71)
Dividends from partially-owned affiliates	32	28	110	100
Restructuring (cash)	(28)	(30)	(105)	(131)
Trade working capital (Net AR/AP + Inventory)	32	29	137	(9)
Interest paid	(57)	(46)	(207)	(188)
Cash taxes	(23)	(22)	(127)	(92)
Other	2	36	(76)	(41)
Capital expenditures	(106)	(79)	(311)	(245)
Free cash flow	$61	$134	$222	$204

Appendix

(i) & (j) Net debt and net leverage ratio

The following table presents calculations of net debt and net leverage ratio:

	September 30,	September 30,
(in millions)	2026	2025
Numerator:
Short-term debt	$—	$2
Current portion of long-term debt	14	9
Long-term debt	2,338	2,386
Total debt	2,352	2,397
Less: cash and cash equivalents	(886)	(958)
Net debt	$1,466	$1,439

Denominator:
Adjusted EBITDA - last four quarters
Q1 2025	na	196
Q2 2025	na	233
Q3 2025	na	226
Q4 2025	na	226
Q1 2026	207	na
Q2 2026	223	na
Q3 2026	225	na
Q4 2026 - see table (a) & (b)	229	na
Last four quarters	$884	$881

Net leverage ratio	1.66	1.63

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects restructuring charges for costs that are probable and reasonably estimable and one-time asset impairments, including a $333 million goodwill impairment and an $8 million impairment of the Adient Aerospace joint venture recorded during the twelve months ended September 30, 2025.

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects restructuring-related charges for costs that are recorded as incurred or as earned and other non-recurring impacts that are directly attributable to restructuring activities:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Restructuring related charges	$(9)	$(11)	$(27)	$(29)
Restructuring adjustments/(charges) at an affiliate	—	1	(3)	(5)
Gain on sales of restructured facilities	—	12	—	23
	$(9)	$2	$(30)	$(11)

(5) Reflects $4 million gain on sale of Setex recorded during the twelve months ended September 30, 2025.

(6) Other items include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Non-recurring contract related settlement	$—	$—	$2	$2
Transaction costs	(1)	(1)	(5)	(10)
Non-recurring FX-related expense	(6)	—	(6)	—
Non-recurring reserve release	—	—	5	—
Other	—	—	—	(1)
	$(7)	$(1)	$(4)	$(9)

(7) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.